OFFICE OF THE SECRETARY OF STATE


                               STATE OF OKLAHOMA


                            [State Seal of Oklahoma]

                          CERTIFICATE OF INCORPORATION

WHEREAS, the Certificate of Incorporation of

                            IVES HEALTH COMPANY, INC.

has been filed in the office of Secretary of State as provided by the laws of the State of Oklahoma.

NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.

IN TESTIMONY WHEREOF, I hereunto set my hank and cause to be affixed the Great Seal of the State of Oklahoma.


                                             Filed in the City of Oklahoma City
                                             this 12th day of FEBRUARY, 1998.
[State Seal
    Of
 Oklahoma]                                   /s/
                                             -----------------------------------
                                                     SECRETARY OF STATE


                                         BY: /s/
                                             -----------------------------------